As filed with the Securities and Exchange Commission on September 30, 1998
                             Registration No.:
     _____________________________________________________________________
                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                           ____________________

                                 FORM S-3
                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933
                           ____________________

                    CHESAPEAKE UTILITIES CORPORATION
                              -----------
          (Exact name of Registrant as specified in its charter)

                     DELAWARE                 51-0064146
             -----------------------------------------------
          (State or other jurisdiction of	  (I.R.S. Employer
          incorporation or organization)   Identification No.)


                        909 SILVER LAKE BOULEVARD
                          DOVER, DELAWARE 19904
                             (302) 734-6799
          ----------------------------------------------------
           (Address, including zip code, and telephone number,
     including area code, of Registrant's principal executive offices)


                          MICHAEL P. MCMASTERS
                      VICE PRESIDENT, TREASURER AND
                        CHIEF FINANCIAL OFFICER
                    CHESAPEAKE UTILITIES CORPORATION
                        909 SILVER LAKE BOULEVARD
                         DOVER, DELAWARE, 19904
                             (302) 734-6799
                  ------------------------------------
           (Name, address, including zip code, and telephone
           number, including area code, of agent for service)
                          ____________________

Approximate date of commencement of proposed sale to the public: Sales are expected to take place from time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                    CALCULATION OF REGISTRATION FEE

=======================================================================
Title of each                  Proposed     Proposed
   class of                    maximum      maximum
  securities       Amount      offering     aggregate       Amount of
    to be          to be        price       offering      registration
  registered     registered   per share      price            fee
  ----------     ----------   ---------    ----------     ------------
Common Stock,     499,999     $17.84375    $8,921,857      $2,703.59
  par value
  $.4867
 per share
=======================================================================
(1)    	Estimated solely for the purpose of calculating the
registration fee pursuant to Rule 457(c) based on the average of the high and low prices as reported by the New York Stock Exchange for September 28, 1998.



-----------------------------------------------------------------------
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which
specifically states that this Registration Statement shall
thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.
-----------------------------------------------------------------------

                             PROSPECTUS

                  CHESAPEAKE UTILITIES CORPORATION

                   499,999 SHARES OF COMMON STOCK
                    (PAR VALUE $.4867 PER SHARE)

    	This Prospectus relates to 499,999 presently outstanding shares (the "Shares") of Common Stock, par value $.4867 per share (the
"Common Stock"), of Chesapeake Utilities Corporation, a Delaware corporation (the "Corporation" or "Registrant"), which may be offered from time to time by shareholders of the Corporation (the
"Selling Shareholders" and each individually, a "Selling Shareholder") as stated herein under the heading "Selling Shareholders".

    	The distribution of the Shares by the Selling Shareholders may be effected in one or more transactions through one or more of the securities exchanges, or in the over-the-counter market, in negotiated transactions or otherwise at market prices and on terms then prevailing or at prices related to the then current market price or at negotiated prices. The Corporation will not receive any of the proceeds from the sale of the Shares.

    	The Common Stock of Chesapeake Utilities Corporation is listed on the New York Stock Exchange ("NYSE") under the symbol "CPK". On September 28, 1998, the last trade on the NYSE for shares of the Corporation's Common Stock was consummated at a price of $17.9375.

    	No dealer, salesman or other person is authorized to give any information or to make any representation in connection with the shares of Common Stock offered by this Prospectus other than those contained or incorporated by reference herein and, if given or made, any such information or representation must not be relied upon as having been authorized by Chesapeake Utilities Corporation or the Selling Shareholders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those to which it relates, or an offer to sell or a solicitation of an offer to buy securities by or to any person in any jurisdiction in which it would be unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Chesapeake Utilities Corporation since the date hereof.

      ----------------------------------------------------------
        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
           BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY
        STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
       ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
      ----------------------------------------------------------

         The date of this Prospectus is September 30, 1998.



AVAILABLE INFORMATION

    	Chesapeake Utilities Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning the Corporation may be inspected and copied at the Commission's office at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. and the Commission's Regional Offices in New York (13th Floor, Suite 1300, Seven World Trade Center, New York, New York) and Chicago (14th Floor, Suite 1400, 500 West Madison Street, Chicago, Illinois). Copies of this material also may be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a web site (http://www.sec.gov) that contains reports, proxy materials and other information concerning the Corporation. Common Stock of the Corporation is listed on the New York Stock Exchange and reports, proxy material and other information concerning the Corporation also may be inspected at the offices of the NYSE, Room 401, 20 Broad Street, New York, New York 10005.

    	The Corporation has filed a registration statement (the "Registration Statement") with the Commission under the Securities Act of 1933 relating to the shares of Common Stock offered for sale hereby. This Prospectus has been filed as a part of the Registration Statement and does not contain all information set forth in the Registration Statement and the exhibits thereto, and reference is hereby made to such Registration Statement and exhibits for further information relating to the Corporation and the Shares. The Registration Statement and the exhibits thereto may be inspected and copied, and copies may be obtained at prescribed rates, in the manner set forth above.


INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    	The following documents, heretofore filed by the Corporation with the Commission pursuant to the Exchange Act, are incorporated by reference in this Prospectus and shall be deemed to be a part hereof:

     (a) The Corporation's Annual Report on Form 10-K for the year ended December 31, 1997;

     (b) The Corporation's Quarterly Reports on Form 10-Q for the quarters ending March 31, 1998 and June 30, 1998;

     (c) The Corporation's Current Reports on Form 8-K dated
         April 29, 1998, June 11, 1998 and September 1, 1998; and

     (d) The description of Common Stock contained in the Corporation's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act, including any amendment or reports filed for the purpose of updating such description, and further described in the section "Description of Common Stock".

    	All reports and other documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be made a part hereof from their respective dates of filing. Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed incorporated document or in any accompanying supplement to this Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    	ANY PERSON TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED MAY OBTAIN WITHOUT CHARGE, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OF THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN, EXCEPT FOR THE EXHIBITS TO SUCH DOCUMENTS. REQUESTS FOR COPIES OF SUCH DOCUMENTS SHOULD BE DIRECTED TO OFFICE OF THE SECRETARY, CHESAPEAKE UTILITIES CORPORATION, 909 SILVER LAKE BOULEVARD, DOVER, DELAWARE 19904, TELEPHONE (302) 734-6799.


THE CORPORATION

    	Chesapeake Utilities Corporation, a Delaware corporation, is a diversified utility company engaged in natural gas distribution and transmission, propane distribution and marketing, and advanced information services.

    	The Corporation's three natural gas divisions serve residential, commercial and industrial customers in central and southern Delaware, Maryland's Eastern Shore and Central Florida. The natural gas transmission subsidiary operates an interstate pipeline that transports gas from various points in Pennsylvania and northern Delaware to the Corporation's Delaware and Maryland distribution divisions, as well as to other utilities and industrial customers in Delaware and Maryland's Eastern Shore. The Corporation's propane segment distributes propane to customers in central and southern Delaware and the Eastern Shore of Maryland and Virginia and markets propane to large wholesale customers in the southeastern United States. The advanced information services segment provides consulting, programming and training services to a variety of clients.

    	The principal executive offices of the Corporation are located at 909 Silver Lake Boulevard, Dover, Delaware 19904,
(telephone number 302-734-6799).


SELLING SHAREHOLDERS

    	The Selling Shareholders are listed in the table below. The table sets forth information as of September 30, 1998.

                                                            SHARES THAT
                               TOTAL SHARES     SHARES      MAY BE OWNED
                                PRESENTLY      THAT MAY        AFTER
          NAME                    OWNED         BE SOLD      OFFERING
          ----                 ------------    --------     ------------

Earnest A. Allen, Jr. (1)         225,607       225,607        -----
Jay Phillip Keeter (1)            225,607       225,607        -----
Patrick E. Armand (1)              23,785        23,785        -----
Dashiell J. Shannahan (2)          12,745        12,745        -----
Joyce C. Shannahan (2)             12,255        12,255        -----


     (1) The Shares were acquired by the Selling Shareholders on May
         29, 1998 as a result of the merger of Xeron, Inc. ("Xeron") and CPK Sub-C, Inc., a wholly-owned subsidiary of the Corporation, pursuant to an agreement and plan of merger. The Selling Shareholders were officers and the sole shareholders of Xeron prior to the merger. All of the Selling Shareholders are presently employed by Xeron, pursuant to employment contracts. Mr. Allen is employed as Assistant to the President and Mr. Keeter is employed as Energy Advisor, both pursuant to two-year employment contracts. Mr. Armand is employed as Chief Financial Officer, pursuant to a three-year employment contract. As of the commencement date of this offering, Mr. Allen, Mr. Keeter and Mr. Armand hold approximately 4.4%, 4.4%, and .5%, respectively, of the issued and outstanding Common Stock of the Corporation.

     (2) The Shares were acquired by the Selling Shareholders on March 31, 1998 as a result of the merger of Sam Shannahan Well Co., Inc. ("SSWC") and CPK Sub-B, Inc., a wholly-owned subsidiary of the Corporation, pursuant to an agreement and plan of merger. The Selling Shareholders were officers and the sole shareholders of SSWC prior to the merger. Mr. Shannahan is employed as President of SSWC, pursuant to a five-year employment contract. Ms. Shannahan serves as a consultant to the Corporation, pursuant to a five-year consulting contract. As of the commencement date of this offering, Mr. and Ms. Shannahan hold approximately .3% and .2%, respectively, of the issued and outstanding Common Stock of the Corporation.


PLAN OF DISTRIBUTION

    	The Shares may be offered and sold from time to time by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest. Such offers and sales may be effected by the Selling Shareholders from time to time in one or more types of transactions on one or more securities exchanges or in the over-the-counter market, in negotiated transactions or otherwise at market prices and on terms then prevailing or at prices related to the then-current market price, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The Shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account; (c) an exchange distribution in accordance with the rules of such exchange; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (e) a combination of any such methods of sale. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the Selling Shareholders or from purchasers in amounts to be negotiated immediately prior to the sale. The Selling Shareholders and any brokers or dealers that act in connection with the sale of the Shares and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any commissions received by such brokers or dealers and any profit on the resale of the Shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

    	In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act ("Rule 144") may be sold under Rule 144 rather than pursuant to this Prospectus.

    	The Company and Messrs. Allen, Keeter and Armand have entered into agreements concerning indemnification and the provision of information in connection with the sale of the Shares.

    	Each of the Selling Shareholders has agreed that in any calendar quarter, he will not offer to sell, or otherwise dispose of any amount of the Shares in excess of one percent (1%) of the total outstanding common stock of the Corporation then issued and outstanding.

    	The Shares will be sold by the Selling Shareholders for their own accounts. The Corporation will not receive any of the proceeds from the sale of the Shares. All costs, expenses and fees in connection with the registration of the Shares offered hereby will be borne by the Corporation. Brokerage commissions and similar selling expenses, if any, attributable to the sale of the Shares will be borne by the Selling Shareholders.

    	The Corporation has agreed with the Selling Shareholders to maintain the effectiveness of the Registration Statement (of which this Prospectus is a part) for three years from May 29, 1998, or such shorter time as may be required by Rule 144(k) under the Securities Act of 1933, as amended, or any successor provision.

    	The Selling Shareholders have indicated that they wish to be in a position to sell the number of Shares indicated above. The number of shares that may actually be sold by the Selling Shareholders will be determined from time to time by each Selling Shareholder, and will depend on a number of facts, including the price of the Corporation's Common Stock and the Selling Shareholder's respective personal financial circumstances from time to time. There is no assurance that any of the Selling Shareholders will offer for sale or sell any or all of his respective portion of the Shares.


DESCRIPTION OF COMMON STOCK

    	The Corporation's authorized capital stock consists of 12,000,000 shares of Common Stock, par value $.4867 per share, and 2,000,000 shares of preferred stock, par value $0.01 per share, further described below. As of September 30, 1998, 5,076,939 shares of common stock were issued and outstanding. No shares of preferred stock are issued and outstanding.

    	The holders of shares of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and are entitled to receive dividends when and as declared by the Board of Directors out of funds legally available therefor for distribution to the holders of Common Stock and to share ratably in the assets legally available for distribution to the holders of Common Stock in the event of the liquidation or dissolution, whether voluntary or involuntary, of the Corporation. Holders of Common Stock do not have cumulative voting rights in the election of directors and have no preemptive, subscription or conversion rights. The Common Stock is not subject to redemption by the Corporation.

    	The preferred stock may be issued by the Corporation from time to time, by authorization of the Board of Directors and without the necessity of further action or authorization by the Corporation's stockholders, in one or more series and with such voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications as the Board may, in its discretion, determine, including, but not limited to (a) the distinctive designation of such series and the number of shares to constitute such series; (b) the dividends, if any, for such series; (c) the voting power, if any, of shares of such series; (d) the terms and conditions (including price), if any, upon which shares of such stock may be converted into or exchanged for shares of stock of any other class or any other series of the same class or any other securities or assets; (e) the right, if any, of the Corporation to redeem shares of such series and the terms and conditions of such redemption; (f) the retirement or sinking fund provisions, if any, of shares of such series and the terms and provisions relative to the operation thereof; (g) the amount, if any, which the holders of the shares of such series shall be entitled to receive in case of a liquidation, dissolution, or winding up of the Corporation; (h) the limitations and restrictions, if any, upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption, or other acquisition by the Corporation of, the Corporation's Common Stock; and (i) the conditions or restrictions, if any, upon the creation of indebtedness or upon the issuance of any additional stock of the Corporation.

    	Under the Corporation's Certificate of Incorporation, the affirmative vote of not less than 75% of the total voting power of all outstanding shares of its capital stock is required to approve a merger or consolidation of the Corporation with, or the sale of substantially all of its assets or business to, any other corporation (other than a corporation 50% or more of the Common Stock of which is owned by the Corporation), if such corporation or its affiliates singly or in the aggregate own or control directly or indirectly 5% or more of the outstanding shares of Common Stock, unless the transaction is approved by the Board of Directors of the Corporation prior to the acquisition by such corporation or its affiliates of ownership or control of 5% or more of the outstanding shares of Common Stock. In addition, the Corporation's Certificate of Incorporation provides for a classified Board of Directors under which one-third of the members are elected annually for three-year terms. The supermajority voting requirement for certain mergers and consolidations and the classified Board of Directors may have the effect of delaying, deferring or preventing a change in control of the Corporation.

    	The transfer agent and registrar of the Common Stock is BankBoston N.A., c/o Boston EquiServe L.P., P.O. Box 8040, Boston, MA 02266.


LEGAL OPINION

    	The validity of the Shares of Common Stock offered hereby has been passed upon for the Corporation by Covington & Burling, Washington, D.C.


EXPERTS

    	The consolidated financial statements of the Corporation as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995 incorporated by reference in this Registration Statement have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

PART II

            INFORMATION NOT REQUIRED IN THE PROSPECTUS

       ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    	The estimated expenses of the Corporation in connection with the issuance and distribution of the Shares being registered hereunder are as follows. All such expenses will be borne by the Corporation.

	Registration fee...................................	$  2,704
	Accounting fees and expenses.......................	$  5,000*
	Legal fees and expenses............................	$  5,000*
	Miscellaneous......................................	$  3,000
                                                     --------
	Total..............................................	$ 15,704
                                                     ========
*   Estimates.


ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

    	Under the Corporation's Bylaws, each person who was or is made a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact he is or was a director or officer of the Corporation is entitled to indemnification by the Corporation to the fullest extent permitted by the Delaware General Corporation Law against all expense, liability and loss (including attorneys' fees, judgments, fines or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith, including liabilities arising under the Securities Act of 1933, as amended. These indemnification rights include the right to be paid by the Corporation the expenses incurred in defending any action, suit or proceeding in advance of its final disposition, subject to the receipt by the Corporation of an undertaking by or on behalf of such person to repay all amounts so advanced if it is ultimately determined that he is not entitled to be indemnified. These indemnification rights under the Bylaws are not exclusive of any other indemnification right which any person may have or acquire.

    	Section 145 of the Delaware General Corporation Law permits indemnification of a director, officer, employee or agent of a corporation who acted in good faith in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In all proceedings other than those by or in the right of the corporation, this indemnification covers expenses
(including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnified person. In actions brought by or in the right of the corporation (such as derivative actions), Section 145 provides for indemnification against expenses only and, unless a court determines otherwise, only in respect of a claim as to which the person is not judged liable to the corporation.

    	The Corporation has in effect liability insurance policies covering certain claims against any director or officer of the Corporation by reason of certain breaches of duty, neglect, error, misstatement, omission or other act committed by such person in his capacity as director or officer.

    	Article Eleven of the Corporation's Certificate of Incorporation provides that a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

    	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


ITEM 16.	EXHIBITS

Exhibit No.		Description of Exhibit
-----------		----------------------

5 Opinion of Covington & Burling regarding legality of the securities being offered

23.1         Consent of Covington & Burling (included in Exhibit No. 5)

23.2         Consent of PricewaterhouseCoopers LLP


ITEM 17.	UNDERTAKINGS

The undersigned Registrant hereby undertakes:

   (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

         (i) to include any prospectus required by Section
             10(a)(3) of the Securities Act of 1933;

        (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

       (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

   (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

   (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

    	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dover, State of Delaware, on the 30th day of September, 1998.

                                CHESAPEAKE UTILITIES CORPORATION



                                 By:	/s/ RALPH J. ADKINS
                                     --------------------------
                                     Ralph J. Adkins
                                     Chairman of the Board and
                                     Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


     SIGNATURE                    TITLE                         DATE
     ---------                    -----                         ----


/s/ RALPH J. ADKINS         Chairman of the Board         September 30, 1998
-------------------         (Principal Executive Officer)
Ralph J. Adkins


/s/ JOHN R. SCHIMKAITIS     President (Principal          September 30, 1998
-----------------------     Operating Officer)
John R. Schimkaitis


/s/ MICHAEL P. MCMASTERS    Vice President and Treasurer  September 30, 1998
------------------------    (Principal Financial Officer
Michael P. McMasters         and Principal Accounting
                             Officer)


/s/ RICHARD BERNSTEIN       Director                      September 30, 1998
---------------------
Richard Bernstein


/s/ WALTER J. COLEMAN       Director                      September 30, 1998
---------------------
Walter J. Coleman


/s/ JOHN W. JARDINE, JR.    Director                      September 30, 1998
------------------------
John W. Jardine, Jr.


                            Director                      September __, 1998
-------------------------
Rudolph M. Peins, Jr.


/s/ ROBERT F. RIDER         Director                      September 30, 1998
-------------------
Robert F. Rider


/s/ JEREMIAH P. SHEA        Director                      September 30, 1998
--------------------
Jeremiah P. Shea


/s/ WILLIAM G. WARDEN, III  Director                      September 30, 1998
--------------------------
William G. Warden, III








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